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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to The Mills Corporation Amended and Restated 1994 Executive Equity Incentive Plan of our report dated February 18, 1999, with respect to the consolidated financial statements of The Mills Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and of our report dated March 25, 1999, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Washington, D.C.
June 21, 1999